  Exhibit 99.2

WidePoint Reports Full Year and Fourth Quarter 2020
Financial Results

Record 2020 Financial Results Highlighted by 29% Increase in Managed Services Revenue, $10.3 Million in Net Income, and 59% Increase in Adjusted EBITDA

Fairfax, VA – March , 23 2021 – WidePoint Corporation (NYSE American: WYY), the leading provider of Trusted Mobility Management (TM2) specializing in Telecommunications Lifecycle Management, Identity Management (IdM) and Digital Billing & Analytics solutions, today reported results for the full year and fourth quarter ended December 31, 2020.

Fourth Quarter 2020 and Recent Operational Highlights:
●
Secured the U.S. Department of Homeland Security’s (DHS’s) Cellular Wireless Managed Services (CWMS) 2.0 contract, valued at up to $500 million
●
Awarded two new Identity Management contracts, expanding WidePoint’s commercial footprint as well as the Company’s secure digital certificates into a new U.S. federal agency
●
Number of U.S. Department of Defense secure digital certificates issued increased 17% year-over-year from the fourth quarter of 2020, leading to an increase in high margin Identity Management revenue
●
Soft-Ex, WidePoint’s subsidiary, awarded multi-year digital billing and analytics contracts with multiple European enterprises, including Cancom, Zetacom, and Three Ireland
●
Secured more than $10.4 million in contract wins, exercised option periods, and contract extensions during the fourth quarter of 2020, excluding the new contract from DHS
●
Successfully effectuated 1-for-10 reverse stock split on November 6, 2020

Management Commentary
“2020 was the most successful year in WidePoint’s history as we set records in each of our financial performance metrics, during a pandemic, while seamlessly managing the largest mobility managed service project in the country,” said WidePoint’s CEO, Jin Kang. “In 2020, our total revenues increased to $180 million, while our managed services revenues increased 29% year-over-year. The increase in our higher margin managed services business coupled with a minimal increase in our operating expenses demonstrates the leverage we have in our business model. Our ability to efficiently scale drove $2.1 million in net income, excluding our non-cash tax benefit, which is an 830% increase in net income from 2019, as well as a 59% increase in adjusted EBITDA to $5.7 million, which was right at the top end of our expected range.

“At the end of the year, we were awarded the much-anticipated CWMS 2.0 contract from the U.S. Department of Homeland Security, securing our position with one of our most prominent customers. That momentum has carried into 2021 with several wins for both our Identity Management and Digital Billing and Analytics businesses, both of which remain in high demand as we offer effective solutions to many of the challenges large government and commercial enterprises face in the modern, mobile world.
“Our primary objective for 2021 is to profitably grow WidePoint by focusing on our core competencies, by strengthening our technical capabilities, and by enhancing our organization with an accretive acquisition. With a robust client base and over 90% customer retention, demand for our solutions increasing, and a balance sheet with $16 million in cash and no debt, we are confident that we will be able to execute on our strategy in 2021 and continue driving value for our shareholders.”

Full Year 2020 Financial Highlights (results compared to the same year-ago period):
●
Revenues increased 77% to $180.3 million
●
Managed Services revenue increased 29% to $42.7 million
●
Gross profit increased 18% to $20.5 million
●
Net income totaled $10.3 million, or $1.20 per diluted share, including an $8.2 million, or $0.95 per diluted share, one-time tax allowance reversal
●
EBITDA, a non-GAAP financial measure, increased 71% to $4.9 million
●
Adjusted EBITDA, a non-GAAP financial measure, increased 59% to $5.7 million

Fourth Quarter 2020 Financial Highlights (results compared to the same year-ago period):
●
Revenues increased 1% to $28.4 million
●
Managed Services revenue increased 7% to $8.9 million
●
Gross profit increased 1% to $4.8 million
●
Net income totaled $8.3 million, or $0.94 per diluted share, including an $8.2 million, or $0.93 per diluted share, one-time tax allowance reversal
●
EBITDA, a non-GAAP financial measure, increased 39% to $1.1 million
●
Adjusted EBITDA, a non-GAAP financial measure, increased 30% to $1.3 million

Full Year 2020 Financial Summary

(in millions, except per share amounts)	December 31, 2020	December 31, 2019
	(Unaudited)
Revenues	$180.3	$101.7
Gross Profit	$20.5	$17.4
Gross Profit Margin	11.3%	17.1%
Operating Expenses	$17.2	$16.5
Income from Operations	$3.2	$0.9
Net Income	$10.3	$0.2
Basic Earnings per Share (EPS)	$1.22	$0.03
Diluted Earnings per Share (EPS)	$1.20	$0.03
EBITDA	$4.9	$2.8
Adjusted EBITDA	$5.7	$3.6

Fourth Quarter 2020 Financial Summary

(in millions, except per share amounts)	December 31, 2020	December 31, 2019
	(Unaudited)
Revenues	$28.4	$28.1
Gross Profit	$4.8	$4.8
Gross Profit Margin	17.0%	16.9%
Operating Expenses	$4.1	$4.5
Income (Loss) from Operations	$0.7	$0.3
Net Income (Loss)	$8.3	$(0.0)
Basic Earnings per Share (EPS)	$0.96	$(0.00)
Diluted Earnings per Share (EPS)	$0.94	$(0.00)
EBITDA	$1.1	$0.8
Adjusted EBITDA	$1.3	$1.0

Conference Call

WidePoint management will hold a conference call today (March 23, 2021) at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results.

WidePoint’s President and CEO Jin Kang, Executive Vice President and Chief Sales and Marketing Officer Jason Holloway, and Executive Vice President and CFO Kellie Kim will host the conference call, followed by a question and answer period.

U.S. dial-in number: 888-506-0062
International number: 973-528-0011
Passcode: 502619

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the Company’s website.

A replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through April 6, 2021.

Toll-free replay number: 877-481-4010
International replay number: 919-882-2331
Replay ID: 40212

About WidePoint

WidePoint Corporation (NYSE American: WYY) is a leading provider of trusted mobility management (TM2) solutions, including telecom management, mobile management, identity management, and digital billing and analytics. For more information, visit widepoint.com.

Non-GAAP Financial Measures

WidePoint uses a variety of operational and financial metrics, including non-GAAP financial measures such as EBITDA, to enable it to analyze its performance and financial condition. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. A reconciliation of GAAP Net income to EBITDA is included on the schedules attached hereto.

	FISCAL YEAR ENDED		THREE MONTHS ENDED
	DECEMBER 31,		DECEMBER 31,
	2020	2019	2020	2019

NET INCOME (LOSS)	$10,323,700	$226,300	$8,284,200	$(33,800)
Adjustments to reconcile net (loss) income to EBITDA:
Depreciation and amortization	1,632,700	1,910,600	385,600	481,500
Amortization of deferred financing costs	1,700	5,000	-	1,200
Income tax provision (benefit)	(7,400,000)	392,700	(7,642,800)	265,900
Interest income	(3,900)	(5,400)	(800)	(600)
Interest expense	301,200	305,600	75,000	78,400

EBITDA	$4,855,400	$2,834,800	$1,101,200	$792,600
Other adjustments to reconcile net (loss) income to Adjusted EBITDA:
Provision for doubtful accounts	600	22,000	-	(1,500)
Stock-based compensation expense	810,300	718,000	159,400	181,200

Adjusted EBITDA	$5,666,300	$3,574,800	$1,260,600	$972,300

Safe Harbor Statement

The information contained in any materials that may be accessed above was, to the best of WidePoint Corporations’ knowledge, timely and accurate as of the date and/or dates indicated in such materials. However, the passage of time can render information stale, and you should not rely on the continued accuracy of any such materials. WidePoint Corporation has no responsibility to update any information contained in any such materials. In addition, you should refer to periodic reports filed by WidePoint Corporation with the Securities and Exchange Commission for information regarding the risks and uncertainties to which forward-looking statements made in such materials are subject. Such risks and uncertainties may cause WidePoint Corporation’s actual results to differ materially from those described in the forward-looking statements.

Investor Relations:

Gateway Investor Relations
Matt Glover or Charlie Schumacher
949-574-3860
WYY@gatewayir.com

WIDEPOINT CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	DECEMBER 31,	DECEMBER 31,
	2020	2019

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$15,996,749	$6,879,627
Accounts receivable, net of allowance for doubtful accounts
of $114,169 and $126,235 in 2020 and 2019, respectively	35,882,661	14,580,928
Unbilled accounts receivable	13,848,726	13,976,958
Other current assets	1,763,633	1,094,847

Total current assets	67,491,769	36,532,360

NONCURRENT ASSETS
Property and equipment, net	573,039	681,575
Operating lease right of use asset, net	6,095,376	5,932,769
Intangibles, net	2,187,503	2,450,770
Goodwill	18,555,578	18,555,578
Deferred tax asset	5,606,079	-
Other long-term assets	815,007	140,403

Total assets	$101,324,351	$64,293,455

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$36,221,981	$13,581,822
Accrued expenses	15,626,313	14,947,981
Deferred revenue	2,016,282	2,265,067
Current portion of operating lease liabilities	577,855	599,619
Current portion of other term obligations	-	133,777

Total current liabilities	54,442,431	31,528,266

NONCURRENT LIABILITIES
Operating lease liabilities, net of current portion	5,931,788	5,593,649
Deferred revenue, net of current portion	398,409	363,560
Deferred tax liability	-	1,868,562

Total liabilities	60,772,628	39,354,037

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value; 10,000,000 shares
authorized; 2,045,714 shares issued and none outstanding	-	-
Common stock, $0.001 par value; 30,000,000 shares
authorized; 9,050,262,and 8,386,146 shares
issued and outstanding, respectively	8,876	83,861
Additional paid-in capital	100,504,741	95,279,114
Accumulated other comprehensive loss	(104,615)	(242,594
Accumulated deficit	(59,857,279)	(70,180,963)

Total stockholders' equity	40,551,723	24,939,418

Total liabilities and stockholders' equity	$101,324,351	$64,293,455

WIDEPOINT CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	YEARS ENDED		THREE MONTHS ENDED
	DECEMBER 31,		DECEMBER 31,
	2020	2019	2020	2019

REVENUES	$180,343,015	$101,720,247	$28,387,308	$28,093,252
COST OF REVENUES (including amortization and depreciation of
$541,842 and $922,455, respectively)	159,887,807	84,342,282	23,573,368	23,339,895

GROSS PROFIT	20,455,208	17,377,965	4,813,940	4,753,357
	11.3%	17.1%	17.0%	16.9%
OPERATING EXPENSES
Sales and marketing	1,871,146	1,659,875	439,216	444,319
General and administrative expenses (including share-based
compensation of $810,281 and $717,987, respectively)	14,270,342	13,844,689	3,382,390	3,774,306
Depreciation and amortization	1,091,463	988,146	276,650	257,241

Total operating expenses	17,232,951	16,492,710	4,098,256	4,475,866

INCOME (LOSS) FROM OPERATIONS	3,222,257	885,255	715,684	277,491

OTHER (EXPENSE) INCOME
Interest income	3,944	5,355	825	594
Interest expense	(302,924)	(310,582)	(75,035)	(79,599)
Other income	456	38,877	(2)	33,553

Total other expense	(298,524)	(266,350)	(74,212)	(45,452)

INCOME (LOSS) BEFORE INCOME TAX PROVISION	2,923,733	618,905	641,472	232,039
INCOME TAX PROVISION	(7,399,951)	392,650	(7,642,734)	265,834

NET INCOME (LOSS)	$10,323,684	$226,255	$8,284,206	$(33,795)

BASIC EARNINGS (LOSS) PER SHARE	$1.22	$0.03	$0.96	$(0.00)

BASIC WEIGHTED-AVERAGE SHARES OUTSTANDING	8,460,558	8,397,454	8,613,772	8,394,097

DILUTED EARNINGS (LOSS) PER SHARE	$1.20	$0.03	$0.94	$(0.00)

DILUTED WEIGHTED-AVERAGE SHARES OUTSTANDING	8,603,170	8,401,029	8,783,242	8,397,672